     As filed with the Securities and Exchange Commission on April 16, 2003
                                                           Registration No. 333-
================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                          -----------------------------

                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                          -----------------------------

                                     ELKCORP
             (Exact name of registrant as specified in its charter)

                         DELAWARE                                                 75-1217920
             (State or other jurisdiction of                         (I.R.S. Employer Identification No.)
              incorporation or organization)

                   14643 DALLAS PARKWAY                                           75254-8890
              SUITE 1000, WELLINGTON CENTRE                                       (Zip Code)
                      DALLAS, TEXAS
         (Address of principal executive offices)

                 2002 ELKCORP EQUITY INCENTIVE COMPENSATION PLAN
                            (Full title of the plan)
                             Harold R. Beattie, Jr.
                                 David G. Sisler
                                     ElkCorp
                              14643 Dallas Parkway
                          Suite 1000, Wellington Centre
                            Dallas, Texas 75254-8890
                     (Name and address of agent for service)

                                 (972) 851-0500
          (Telephone number, including area code, of agent for service)

                                 with a copy to:

                                 Alan G. Harvey
                                Baker & McKenzie
                          2001 Ross Avenue, Suite 2300
                               Dallas, Texas 75201
                                 (214) 978-3000

                          -----------------------------


                         CALCULATION OF REGISTRATION FEE

====================================================================================================================
                                                                 PROPOSED
         TITLE OF EACH CLASS OF                                   MAXIMUM       PROPOSED MAXIMUM      AMOUNT OF
            SECURITIES TO BE                 AMOUNT TO BE     OFFERING PRICE       AGGREGATE         REGISTRATION
             REGISTERED (1)                   REGISTERED       PER SHARE (2)   OFFERING PRICE (2)        FEE
------------------------------------------ ------------------ ---------------- ------------------- -----------------
Common Stock, par value $1.00 per share    1,507,338 Shares       $19.35          $29,166,990           $2,360
====================================================================================================================

 (1) Shares of common stock, par value $1.00 per share (the "Common Stock"), of ElkCorp, a Delaware corporation (the "Company" or the "Registrant"), being registered hereby represent the aggregate number of shares of Common Stock issuable pursuant to the 2002 ElkCorp Equity Incentive Compensation Plan (the "Plan"). Pursuant to Rule 416 promulgated under the Securities Act of 1933, as amended (the "Securities Act"), there are also being registered such additional shares of Common Stock as may become issuable under the anti-dilution provisions of the Plan. The shares of Common Stock being registered hereby also include associated preferred share purchase rights.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and (h) promulgated under the Securities Act, based on the average of the high and low per share prices of the Common Stock as reported by the New York Stock Exchange on April 14, 2003.

================================================================================

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

         The documents containing the information specified in Part I will be sent or given to employees as specified by Rule 428(b)(1) of the Securities Act. In accordance with the instruction to Part I of Form S-8, such documents will not be filed with the Securities and Exchange Commission (the "Commission"). These documents and the documents incorporated by reference pursuant to Item 3 of Part II of this registration statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The documents listed in (a) through (k) below are hereby incorporated by reference into this registration statement. All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment to this registration statement which indicates that all shares of Common Stock offered hereunder have been sold or which deregisters all shares of Common Stock then remaining unsold shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing of such documents.

         (a) the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 2002;

         (b)      the Company's Report on Form 8-K dated August 14, 2002;

         (c)      the Company's Report on Form 8-K dated August 26, 2002;

         (d) the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2002;

         (e)      the Company's Report on Form 8-K dated October 16, 2002;

         (f)      the Company's Report on Form 8-K dated December 20, 2002;

         (g)      the Company's Report on Form 8-K dated January 16, 2003;

         (h) the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended December 31, 2002;

         (i)      the Company's Report on Form 8-K dated March 18, 2003;

         (j) the description of the Common Stock as contained in the Company's Registration Statement on Form 8-A, filed with the Commission on February 1, 1979, including all amendments and reports filed with the Commission for the purpose of updating such description; and

         (k) the description of the Company's preferred share purchase rights contained in the Company's Registration Statement on Form 8-A (File No. 001-05341), filed with the Commission on May 29, 1998, including all amendments and reports filed with the Commission for the purpose of updating such description.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not Applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         None.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 145(a) of the Delaware General Corporation Law (the "Delaware Corporation Law") provides, in general, that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) because the person is or was a director or officer of the corporation (or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise). Such indemnity may be against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding, if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, the person did not have reasonable cause to believe the person's conduct was unlawful.

         Section 145(b) of the Delaware Corporation Law provides, in general, that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor because the person is or was a director or officer of the corporation (or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise), against expenses (including attorneys'
fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

         Section 145(g) of the Delaware Corporation Law provides, in general, that a corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation (or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise) against any liability asserted against the person and incurred by the person in any such capacity, or arising out of the person's status as such, whether or not the corporation would have the power to indemnify the person against such liability under the provisions of the law.

         Article Twelfth of the Company's restated certificate of incorporation requires indemnification to the fullest extent permitted by the Delaware Corporation Law, as the same exists or may be amended (but, in the case of such amendment, only to the extent that such amendment permits the Company to provide broader indemnification rights than said law permitted the Company to provide prior to such amendment), of each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the Company or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person. The right to indemnification conferred in Article Twelfth is a contract right and includes the right to be paid by the Company the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that, if the Delaware Corporation Law requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the Company of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under Article Twelfth or otherwise. Paragraph (c) of Article Twelfth of the Company's restated certificate of incorporation authorizes the Company to purchase and maintain insurance on behalf of its directors, officers, employees and agents, whether or not the

Company would have the power to indemnify such person against such expense, liability or loss under the Delaware Corporation Law. The Company maintains director and officer liability insurance.

         Article XVIII of the amended and restated by-laws of the Company provides that the Company shall have the power and obligation to indemnify any person who was or is a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise to the extent set forth in the Company's certificate of incorporation. Article XVIII also provides that in the event a claim for indemnification is made for liabilities arising under the Securities Act of 1933, as amended and supplemented, the indemnification shall not be made or allowed unless (1) the claim for indemnification under the circumstances is predicated upon the prior successful defense by the applicant of any action, suit or proceeding; (2) the board of directors receives an opinion of counsel of the Company to the effect that it has been settled by controlling precedent that indemnification under the circumstances is not against public policy as expressed in said Act; or (3) a court of appropriate jurisdiction finally adjudicates in an action, suit or proceeding in which the issue is submitted to the court by the Company prior to allowance of the claim that indemnification under the circumstances is not against public policy as expressed in said Act. Further, the rights and indemnification provided for in Article XVIII shall not be exclusive of any other rights to which the directors, officers and other persons referred to in such article may be entitled according to law, pursuant to statute or otherwise.

         The foregoing statements are subject to the detailed provisions of
Section 145 of the Delaware Corporation Law, Article Twelfth of the Company's restated certificate of incorporation and Article XVIII of the Company's amended and restated by-laws.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         None.

ITEM 8.  EXHIBITS.

EXHIBIT NO.                                  TITLE
-----------                                  -----
    *4.1      The Restated Certificate of Incorporation of the Company, filed as
              Exhibit 3.1 to the Company's Annual Report on Form 10-K for the
              year ended June 30, 1994 (File No. 1-5341).

    *4.2      Certificate of Amendment to Certificate of Incorporation dated
              December 2, 1998, filed as Exhibit 3.11 to the Company's Annual
              Report on Form 10-K for the year ended June 30, 1999 (File No.
              1-5341).

    *4.3 Amended and Restated Bylaws of the Company, filed as Exhibit 3 to the Company's Annual Report on Form 10-K for the year ended June
              30, 1981 and as Exhibit 3.2 to the Company's Quarterly Report on
              Form 10-Q for the quarter ended December 31, 1988 originally filed with the Commission on February 11, 1989 (File No. 1-5341).

    *4.4      Form of Rights Agreement dated as of July 7, 1998, between the
              Company and ChaseMellon Shareholder Services, L.L.C., as Rights
              Agent, which includes as Exhibits A and B thereto the Forms of Certificate of Designation, Preferences and Rights of Series A
              Participating Preferred Stock and Rights Certificate, filed as
              Exhibit 4.1 to the Company's current Report on Form 8-K dated May
              26, 1998 (File No. 1-5341).

    *4.5      Credit Agreement dated as of November 30, 2000 among Elcor
              Corporation, Bank of America, N.A., as Administrative Agent, Swing
              Line Lender and L/C Issuer, Bank One, Texas, N.A., as
              Documentation Agent, First Union National Bank, as Syndication
              Agent, The Other Lenders Party thereto, and Bank of America
              Securities LLC, as Sole Lead Arranger and Sole Book Manager, filed as Exhibit 4.12 in the Company's Quarterly Report on Form 10-Q for the quarter ended December 31, 2000 (File No. 1-5341).

    *4.6 First Amendment to Credit Agreement dated as of March 31, 2001 among Elcor Corporation, Bank One, N.A., as Documentation Agent,
              First Union National Bank, as Syndication Agent, and Bank of
              America, N.A., as Administrative Agent, Swing Line Lender and L/C
              Issuer, filed as Exhibit 4.13 in the Company's Quarterly Report on
              Form 10-Q for the quarter ended March 31, 2001 (File No. 1-5341).

    *4.7 Note Purchase Agreement dated as of June 1, 2002 for the sale of $120,000,000 Aggregate Principal Amount of Senior Notes, filed as
              Exhibit 4.14 in the Company's Form 8-K dated June 10, 2002 (File
              No. 1-5341).

EXHIBIT NO.                                  TITLE
-----------                                  -----
    *4.8      Note Purchase Agreement dated as of March 1, 2003 for the sale of
              $25,000,000 Aggregate Principal Amount of Senior Notes, filed as
              Exhibit 4.15 in the Company's Form 8-K dated March 18, 2003 (File
              No. 1-5341).

    *4.9      2002 ElkCorp Equity Incentive Compensation Plan, filed as Exhibit
              A in the Company's Proxy Statement dated September 20, 2002 (File
              No. 1-5341).

   **5.1      Opinion of Baker & McKenzie.

   **23.1     Consent of PricewaterhouseCoopers LLP.

   **23.2     Consent of Baker & McKenzie (included in Exhibit 5.1).

   **23.3     Information Concerning Consent of Arthur Andersen.

   **24.1 Power of Attorney (included in the signature page of this registration statement).

---------------------

*    Incorporated by reference.
**   Filed herewith.

ITEM 9.  UNDERTAKINGS.

         (a) The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on April 16, 2003.

                                          ELKCORP


                                          By: /s/ Harold R. Beattie, Jr.
                                              ----------------------------------
                                              Harold R. Beattie, Jr.
                                              Senior Vice President, Chief
                                              Financial Officer and Treasurer

                                POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Harold R. Beattie, Jr., as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments, exhibits thereto and other documents in connection therewith) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

                      Signature                                          Title                           Date
                      ---------                                          -----                           ----
/s/ Thomas D. Karol                                     Chairman of the Board, Chief Executive      April 16, 2003
---------------------------------------------------     Officer and Director
Thomas D. Karol


/s/ Richard A. Nowak                                    President, Chief Operating Officer and      April 16, 2003
---------------------------------------------------     Director
Richard A. Nowak


/s/ Harold R. Beattie, Jr.                              Senior Vice President, Chief Financial      April 16, 2003
---------------------------------------------------     Officer and Treasurer
Harold R. Beattie, Jr.


/s/ Leonard R. Harral                                   Vice President and Chief Accounting         April 16, 2003
---------------------------------------------------     Officer
Leonard R. Harral


/s/ James E. Hall                                       Director                                    April 16, 2003
---------------------------------------------------
James E. Hall


/s/ Dale V. Kesler                                      Director                                    April 16, 2003
---------------------------------------------------
Dale V. Kesler

/s/ Michael L. McMahan                                  Director                                    April 16, 2003
---------------------------------------------------
Michael L. McMahan


/s/ David W. Quinn                                      Director                                    April 16, 2003
---------------------------------------------------
David W. Quinn


/s/ Harold K. Work                                      Director                                    April 16, 2003
---------------------------------------------------
Harold K. Work

                                     ELKCORP
                                INDEX TO EXHIBITS

  EXHIBIT
  NUMBER                                     TITLE
  ---------                                  -----
    *4.1      The Restated Certificate of Incorporation of the Company, filed as
              Exhibit 3.1 to the Company's Annual Report on Form 10-K for the
              year ended June 30, 1994 (File No. 1-5341).

    *4.2      Certificate of Amendment to Certificate of Incorporation dated
              December 2, 1998, filed as Exhibit 3.11 to the Company's Annual
              Report on Form 10-K for the year ended June 30, 1999 (File No.
              1-5341).

    *4.3 Amended and Restated Bylaws of the Company, filed as Exhibit 3 to the Company's Annual Report on Form 10-K for the year ended June
              30, 1981 and as Exhibit 3.2 to the Company's Quarterly Report on
              Form 10-Q for the quarter ended December 31, 1988 originally filed with the Commission on February 11, 1989 (File No. 1-5341).

    *4.4      Form of Rights Agreement dated as of July 7, 1998, between the
              Company and ChaseMellon Shareholder Services, L.L.C., as Rights
              Agent, which includes as Exhibits A and B thereto the Forms of Certificate of Designation, Preferences and Rights of Series A
              Participating Preferred Stock and Rights Certificate, filed as
              Exhibit 4.1 to the Company's current Report on Form 8-K dated May
              26, 1998 (File No. 1-5341).

    *4.5      Credit Agreement dated as of November 30, 2000 among Elcor
              Corporation, Bank of America, N.A., as Administrative Agent, Swing
              Line Lender and L/C Issuer, Bank One, Texas, N.A., as
              Documentation Agent, First Union National Bank, as Syndication
              Agent, The Other Lenders Party thereto, and Bank of America
              Securities LLC, as Sole Lead Arranger and Sole Book Manager, filed as Exhibit 4.12 in the Company's Quarterly Report on Form 10-Q for the quarter ended December 31, 2000 (File No. 1-5341).

    *4.6 First Amendment to Credit Agreement dated as of March 31, 2001 among Elcor Corporation, Bank One, N.A., as Documentation Agent,
              First Union National Bank, as Syndication Agent, and Bank of
              America, N.A., as Administrative Agent, Swing Line Lender and L/C
              Issuer, filed as Exhibit 4.13 in the Company's Quarterly Report on
              Form 10-Q for the quarter ended March 31, 2001 (File No. 1-5341).

    *4.7 Note Purchase Agreement dated as of June 1, 2002 for the sale of $120,000,000 Aggregate Principal Amount of Senior Notes, filed as
              Exhibit 4.14 in the Company's Form 8-K dated June 10, 2002 (File
              No. 1-5341).

    *4.8 Note Purchase Agreement dated as of March 1, 2003 for the sale of $25,000,000 Aggregate Principal Amount of Senior Notes, filed as
              Exhibit 4.15 in the Company's Form 8-K dated March 18, 2003 (File
              No. 1-5341).

    *4.9      2002 ElkCorp Equity Incentive Compensation Plan, filed as Exhibit
              A in the Company's Proxy Statement dated September 20, 2002 (File
              No. 1-5341).

   **5.1      Opinion of Baker & McKenzie.

   **23.1     Consent of PricewaterhouseCoopers LLP.

   **23.2     Consent of Baker & McKenzie (included in Exhibit 5.1).

   **23.3     Information Concerning Consent of Arthur Andersen.

   **24.1 Power of Attorney (included in the signature page of this registration statement).

---------------------

*    Incorporated by reference.
**   Filed herewith.